EXHIBIT 4.2

SUPPLEMENT NO. 7 TO MASTER INDENTURE

THIS SUPPLEMENT NO. 7 TO MASTER INDENTURE, dated as of August 2, 2007 (this “Supplement”), is between GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Indenture Trustee”).

BACKGROUND

The parties hereto are parties to a master indenture, dated as of August 12, 2004 (as amended, modified or supplemented, the “Master Indenture”), between the Issuer and the Indenture Trustee (successor in interest to Wilmington Trust Company). The parties hereto desire to amend the Master Indenture as set forth herein. This Supplement is being entered into pursuant to Section 9.1(b) of the Master Indenture, and all conditions precedent to the execution of this Supplement, as set forth in such Section 9.1(b), have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Master Indenture and used but not otherwise defined herein have the meanings given to them in the Master Indenture.

SECTION 2. Section 1.1 of the Master Indenture. Section 1.1 of the Master Indenture is hereby amended by amending and restating each of the following defined terms in its entirety to read as follows:

“Dealer Concentration Limit” means a dollar amount calculated as a percentage (the “Concentration Limit Percentage”) of the Combined Outstanding Principal Balances as of the end of each Monthly Period, subject to the following limitations:

(a) if a Dealer is ranked first through fifth owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one and one-half percent (1.5%);

(b) if a Dealer is ranked sixth through tenth owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one and one-quarter percent (1.25%);

(c) if a Dealer is ranked eleventh through sixteenth owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one percent (1%);

(d) if a Dealer is ranked seventeenth through forty-first owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal three-quarters of one percent (0.75%); or

Supplement No. 7 to Master Indenture

(e) if a Dealer is ranked forty-second or lower (i.e., forty-third or numerically higher) owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one-half of one percent (0.50%);

or, in each case, if the Rating Agency Condition is satisfied, such larger percentage of the Combined Outstanding Principal Balances as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.

“Manufacturer Concentration Limit” means a dollar amount calculated as:

(a) ten percent (10%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period (in the case of each of the Manufacturers that is among the three Manufacturers which are parties to the Floorplan Agreements covering the first to third largest portions of the Combined Outstanding Principal Balances);

(b) eight percent (8%) of the Combined Outstanding Principal Balances on the last day of such Monthly Period (in the case of each of the Manufacturers that is among the two Manufacturers which are parties to the Floorplan Agreements covering the fourth or fifth largest portions of the Combined Outstanding Principal Balances); or

(c) five percent (5%) of the Combined Outstanding Principal Balances on the last day of such Monthly Period (in the case of Manufacturers other than the top five (5) Manufacturers contemplated by clauses (a) and (b) above);

or, in each case, if the Rating Agency Condition is satisfied, such larger percentage of the Combined Outstanding Principal Balances as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.

“Minimum Free Equity Amount” means, as of any date of determination, the greater of (a) the product of (i) the Outstanding Principal Balance at such date of determination, and (ii) the highest of the Minimum Free Equity Percentages specified in the Indenture Supplements effective on such date of determination and (b) the aggregate of all Dealer Overconcentrations, Manufacturer Overconcentrations and Product Line Overconcentrations.

“Product Line Concentration Limit” means, with respect to a Product line, a dollar amount calculated as:

(a) fifteen percent (15%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is consumer electronics and appliances;

(b) twenty percent (20%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is technology;

Supplement No. 7 to Master Indenture

(c) thirty-five percent (35%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is marine;

(d) twenty percent (20%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is recreational vehicles;

(e) twenty percent (20%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is motorcycles;

(f) ten percent (10%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is music;

(g) twenty percent (20%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is power sports (i.e. snowmobiles, personal watercraft and all terrain vehicles);

(h) fifteen percent (15%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is industrial equipment;

(i) ten percent (10%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is manufactured housing;

(j) fifteen percent (15%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is lawn and garden;

(k) fifteen percent (15%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is accounts receivable (including purchases of accounts receivable);

(l) fifteen percent (15%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is asset based lending receivables; provided, that the amount permitted pursuant to this paragraph (l) and paragraph (k) above, when taken together, do not exceed twenty percent (20%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period;

(m) ten percent (10%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product is in a Product line other than those listed above; or

(n) ten percent (10%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is transportation;

or, in the case of any of the above paragraphs of this definition, if the Rating Agency Condition is satisfied, such larger percentage of the Combined Outstanding Principal Balances as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.

Supplement No. 7 to Master Indenture

SECTION 3. Article X of the Master Indenture. Article X of the Master Indenture is hereby amended by adding the following new section at the end thereof:

“Section 10.20. Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties hereto agrees to provide to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Indenture Trustee to comply with applicable law.”

SECTION 4. Representations and Warranties. In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as follows:

(a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of this Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b) Validity, etc. This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 5. Binding Effect; Ratification.

(a) This Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b) The Master Indenture, as supplemented hereby, remains in full force and effect. Any reference to the Master Indenture from and after the date hereof shall be deemed to refer to the Master Indenture as supplemented hereby, unless otherwise expressly stated.

(c) Except as expressly supplemented hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 6. Miscellaneous.

(a) THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND

Supplement No. 7 to Master Indenture

CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT

Supplement No. 7 to Master Indenture

TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.

(e) This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Executed counterparts of this Supplement may be delivered electronically.

[SIGNATURES FOLLOW]

Supplement No. 7 to Master Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST

By:	The Bank of New York (Delaware), not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ Kristine K. Gullo
	Name:	Kristine K. Gullo
	Title:	Vice President

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DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Sue Kim
	Name:	Sue Kim
	Title:	Associate

By:	/s/ Irene Siegel
	Name:	Irene Siegel
	Title:	Vice President

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